SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Viragen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRAGEN
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on February 11, 2004

To the Stockholders of Viragen, Inc.

      PLEASE TAKE NOTICE that Viragen, Inc., a Delaware corporation, will hold its 2003 annual meeting of stockholders at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Wednesday, February 11, 2004 at 3:00 P.M., local time, or at any and all adjournments for the following purposes:

1.	To elect four directors to the board of directors, one who will be classified as a class B director and three who will be classified as class C directors, to serve for the term of their designated class and until their successors have been elected and qualified;

2.	To authorize the possible issuance of more than 19.9% of our common stock in a June 2003 financing transaction in which Viragen received gross proceeds of $5,554,122 through the sale of its convertible debentures and common stock purchase warrants to five institutional investors;

3.	To authorize the issuance of more than 19.9% of our common stock in a September 2003 financing transaction in which Viragen received gross proceeds of $4,775,000 through the sale of its common stock and common stock purchase warrants to eight institutional investors;

4.	To authorize the issuance of more than 19.9% of our common stock in a December 2003 financing transaction in which Viragen received gross proceeds of $4,550,000 through the sale of its common stock and common stock purchase warrants to six institutional investors;

5.	To ratify the appointment of Ernst & Young LLP, as our independent auditors; and

6.	To transact other business that may properly come before the meeting or any adjournment.

      A copy of our proxy statement, which is being first mailed to stockholders on or about January 19, 2004, is attached.

      The board of directors has fixed the close of business on December 31, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Viragen’s financial statements for the fiscal year ended June 30, 2003 are contained in the accompanying annual report on Form 10-K. Viragen’s financial statements for the quarterly period ended September 30, 2003 are contained in the accompanying quarterly report on Form 10-Q. Neither the annual report nor the quarterly report form any part of the material for the solicitation of proxies. If you do not expect to be present at the meeting, you are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States. You may also vote electronically via the internet or by telephone.

By Order of the Board of Directors,

/s/ Dennis W. Healey

Dennis W. Healey, Secretary

Plantation, Florida
January 8, 2004

      This is an important meeting, and you are cordially invited to attend the meeting in person. If you are unable to attend in person, please execute and return the enclosed proxy card, or vote electronically via the internet or by telephone at your earliest convenience. Promptness in returning the executed proxy card will be appreciated. If you vote by proxy, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

OUTSTANDING STOCK AND VOTING RIGHTS
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH – STOCKHOLDER RETURN ON COMMON STOCK
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL ONE: APPROVAL OF NOMINEES
PROPOSAL TWO: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT DATED JUNE 27, 2003
PROPOSAL THREE: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER 29, 2003
PROPOSAL FOUR: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT DATED DECEMBER 23, 2003
PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF VIRAGEN’S AUDITORS
INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON
OTHER MATTERS
STOCKHOLDERS’ PROPOSALS TO BE PRESENTED AT THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS
AVAILABILITY OF FORM 10-K ANNUAL REPORT AND FORM 10-Q QUARTERLY REPORT

VIRAGEN
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

      This proxy statement is being furnished to you by the board of directors of Viragen, Inc., a Delaware corporation, in connection with a solicitation of proxies for use at our 2003 annual meeting of stockholders. We will hold our annual meeting at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Wednesday, February 11, 2004 at 3:00 P.M., local time, or at any and all adjournments. Viragen will bear the cost of this solicitation. Viragen’s annual report on Form 10-K for the fiscal year ended June 30, 2003 and our quarterly report for the quarterly period ended September 30, 2003 are being mailed together with this proxy statement and form of proxy. The date of mailing of this proxy statement and form of proxy is approximately January 19, 2004.

OUTSTANDING STOCK AND VOTING RIGHTS

      The board of directors has fixed the close of business on December 31, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record on that date will be entitled to vote. If you submit your proxy on the accompanying form, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies, which are properly executed, will be voted for the proposals. Although you may have given your proxy, you may nevertheless attend the meeting, revoke your proxy and vote in person. The election of the directors nominated requires the affirmative vote of a plurality of the shares of Viragen’s common stock voting at the annual meeting in person or by proxy.

      As of December 31, 2003, the record date for determining our stockholders entitled to notice of, and to vote at, the annual meeting, 358,566,420 shares of our common stock, $.01 par value, were outstanding. Each share of common stock outstanding entitles the holder to one vote on all matters brought before the annual meeting. The quorum necessary to conduct business at the annual meeting consists of a majority of the shares of common stock outstanding (179,283,211 shares) as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the annual meeting.

      Directors are elected by a plurality of votes cast. The adoption of each of Proposals Two, Three, Four and Five requires the affirmative vote of a majority of the shares of our common stock voting at the annual meeting in person or by proxy. Broker non-votes have no effect on the election of directors or on the adoption of Proposals Two, Three, Four or Five. Abstentions have no effect on the election of directors but have the effect of a vote against Proposals Two, Three, Four and Five.

DIRECTORS AND EXECUTIVE OFFICERS

      On February 28, 1997, we amended our certificate of incorporation and set up a classified board of directors commencing with the 1997 annual meeting. Following that meeting, we divided directors into three subclasses consisting of class A, class B and class C. The initial term of the class A directors expired after the 1998 annual meeting of stockholders and their second term expired after the 2001 annual meeting; the term of the class B directors initially expired after the 1999 annual meeting and their second term expired after the 2002 annual meeting; and the term of the class C directors initially expired after the 2000 annual meeting.

      At each annual meeting of stockholders, directors of the respective class whose term has expired will be elected. The directors chosen to succeed those whose terms have expired will be elected to hold office for a term to expire at the third ensuing annual meeting of stockholders after their election, and until their respective successors are elected and qualified. At the 2003 annual meeting, stockholders will be asked to elect one class B director and three class C directors, to hold office until their successors are elected at the 2006 annual meeting of stockholders.

      The following table lists Viragen’s directors and officers:

			Served as
			Officer and/or
Name	Age	Position with the Company	Director Since	Class

Carl N. Singer	87	Chairman of the Board	1997	C
Robert C. Salisbury	60	Chief Executive Officer	1998	A
		President	2003
		Director	2003
Dennis W. Healey	55	Chief Financial Officer	1980
		Treasurer	1980
		Executive Vice President	1993
		Secretary	1994
Douglas Lind	43	Director	2002	B
Per-Erik Persson	67	Director	2003	C
Randolph A. Pohlman	59	Director	2003	B
Melvin Rothberg	57	Executive Vice President	1999
Charles J. Simons	85	Director	1998	A
C. Richard Stafford	68	Director	2003	C
Nicholas M. Burke	32	Controller	2001

      Carl N. Singer was elected a director in August 1997 and currently serves as chairman of the board of directors and chairman of the executive committee. From January 2003 to December 2003, Mr. Singer served on our nominating and governance committee. Since 1981, Mr. Singer has served as chairman of Fundamental Management Corporation, a Florida-based institutional investment fund. During fiscal 2000, a fund managed by Fundamental Management Corporation invested a total of $2,000,000 in Viragen, in two separate transactions, receiving 1,800,016 shares of common stock. Mr. Singer has also served as a director, president and CEO of Sealy, Inc., Scripto, Inc. and the BVD Company. Mr. Singer also serves as chairman of the board, chief executive officer, president and director of Viragen International, Inc.

      Robert C. Salisbury was appointed chief executive officer and president of Viragen in January 2003. Mr. Salisbury has been a director of Viragen since December 1998 and serves on the executive committee. Mr. Salisbury served on the audit and finance committee and compensation committee from January 1999 to December 2003 and on our nominating and governance committee from January 2003 to December 2003. From 1974 to 1995, Mr. Salisbury was employed by the Upjohn Company serving in several financial related positions. These positions included manager of cash management, internal control and corporate finance from 1975 to 1981. He also served as a vice president from 1985 to 1990, senior vice president from 1991 to 1994, and executive vice president for finance and chief financial officer from 1994 to 1995. Following the merger of Pharmacia and Upjohn, Inc. in 1995, Mr. Salisbury served as executive vice president and chief financial officer until 1998. Mr. Salisbury also serves as president and a director of Fundamental Management Corporation, a Florida-based institutional investment fund. During fiscal 2000, a fund managed by Fundamental Management Corporation invested a total of $2,000,000 in Viragen, in two separate transactions, receiving 1,800,016 shares of common stock.

      Dennis W. Healey is a certified public accountant. He has served as chief financial officer and treasurer since 1980. In May 1993, Mr. Healey became executive vice president and he was appointed secretary in 1994. Mr. Healey is also executive vice president, treasurer, secretary and a director of Viragen International, Inc.

      Douglas Lind served as our senior advisor for corporate strategy from June 2002 through June 2003. On, June 15, 2003, Dr. Lind entered into a consulting agreement with Viragen. Dr. Lind has been a director of Viragen since June 2002. Douglas Lind formerly served as Senior Biotechnology Analyst for the brokerage firms of Morgan Stanley from 1997 through 2002 and Paine Webber from 1995 to 1997. Previously, he was Managing Director and founder of Lind & Co., a Boston-based biotechnology investment research firm serving institutional clients, which he founded in 1991. He was a practicing physician in Brookline, Massachusetts and served as an attending physician at St. Elizabeth’s Hospital in Boston, a major teaching affiliate of Tufts University School of Medicine, where he completed his clinical residency in Internal Medicine. Dr. Lind has served on numerous national health policy bodies.

      Per-Erik Persson was appointed to the board of directors in November 2003. Prior to his retirement in 1996, Mr. Persson had served since 1993 as Director of Seeds Division and Member of the Group Management of Sandoz AG and President and CEO of Sandoz Seeds Ltd., Switzerland. From 1975 through 1993, Mr. Persson served in several managerial positions with Hilleshog AG including Managing Director and CEO of Hilleshog AB and President Director General of Hilleshog NK, France. Mr. Persson also serves as a director of Viragen International. Mr. Persson also serves on the compensation committee.

      Randolph A. Pohlman, PhD., was appointed to the board of directors in December 2003. Since 1995, Dr. Pohlman has served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University. Prior to his arrival at Nova Southeastern University, Dr. Pohlman served as a senior executive at Koch Industries, the second-largest privately held company in the United States from 1990 to 1995. Prior to his tenure at Koch Industries, Dr. Pohlman was associated with Kansas State University (KSU), where for fourteen years, he served KSU in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles in 1983, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania.

      Melvin Rothberg joined Viragen in April 1998. In April 1999, Mr. Rothberg assumed the position of an executive vice president. Prior to joining Viragen, Mr. Rothberg served as a vice president of Althin Medical, Inc., a U.S. subsidiary of a Swedish medical company, from 1990 to 1998. Mr. Rothberg served as a director and manager of a number of divisions of C.D. Medical, a division of the Dow Chemical Company, from 1983 to 1990. Mr. Rothberg also serves as a director of Viragen International, Inc.

      Charles J. Simons was elected to the board of directors in July 1998. He currently serves as chairman of the audit and finance, nominating and compensation committee, and serves on the executive committee of the board of directors. In addition, he is an independent management and financial consultant. From 1940 to 1981, he was employed by Eastern Airlines, last serving as vice chairman, executive vice president and as a director. Mr. Simons is the vice-chairman of the board of G.W. Plastics, Inc., a plastic manufacturer. Mr. Simons is also a director of Diasa Inc., Excalibur Corporation and Preferred Care Partners. In addition, Mr. Simons is an investor in Active Investors II, a fund managed by Fundamental Management Corporation. During fiscal 2000, Active Investors II invested a total of $2,000,000 in Viragen in two separate transactions, in exchange for 1,800,016 shares of our common stock.

      C. Richard Stafford was appointed to the board of directors in June 2003. He currently serves a member of the audit and finance and nominating committees. From 1977 to 2001, Mr. Stafford was vice president responsible for worldwide mergers and acquisitions for Carter-Wallace, Inc., a former New York Stock Exchange listed international pharmaceutical, diagnostics and toiletries company. From 1974 to 1977, Mr. Stafford was president of Caithness Corporation, an oil, gas and mineral exploration firm. From 1971 to 1974, he served as a vice president of corporate finance at the global investment banker, Bear Stearns. Mr. Stafford also served as director of corporate development of the Bristol-Myers Company from 1966 to 1971, and as an associate at Milbank, Tweed, Hadley & McCloy from 1960 to 1965. He is a cum laude graduate of Harvard College and a graduate of Harvard Law School.

      Nicholas M. Burke is a certified public accountant and joined Viragen as its controller in October 2001. Prior to joining Viragen, Mr. Burke served as corporate controller of SmartDisk Corporation a Florida-based computer peripherals technology company from 1999 to 2001. From 1994 until 1999, Mr. Burke was a senior member of the audit staff of Ernst & Young LLP, Viragen’s independent audit firm, concentrating his practice in the computer technology and biotechnology industries.

      There is no family relationship between any of the officers and directors.

      In December 2003, concurrent with the appointment of Dr. Pohlman, Mr. Healey resigned from the board of directors. Mr. Smith resigned from the board of directors in October 2003 following the appointment of Mr. Persson. In June 2003, Brian King resigned his position as director of Viragen and a member of the audit and finance committee due to personal reasons. In September 2002, Peter D. Fischbein resigned his position as a director of Viragen due to a potential of a conflict of interest as a result of his directorship with Medicore, Inc., the Company’s former parent. Viragen had entered into litigation with Medicore over a disputed royalty agreement. This litigation was settled in July 2003. In September 2002, D. Magnus Nicolson resigned his positions as Chief Operating Officer of Viragen and Viragen International, director of Viragen International and managing director of Viragen (Scotland).

      During fiscal 2003, Viragen’s board of directors met on six occasions. During fiscal 2003, all of the directors attended at least 75% of the board meetings and meetings of board committees of which they were members.

      Viragen has not adopted a formal policy on board members’ attendance at our annual meeting of stockholders, although all board members are invited to attend. All board members attended our 2002 annual meeting of stockholders.

Security Holder Communications with our Board of Directors

      Viragen provides an informal process for security holders to send communications to our board of directors. Security holders who wish to contact the board of directors or any of its members may do so by writing to Viragen, Inc., 865 S. W. 78th Avenue, Suite 100, Plantation, Florida 33324. Correspondence directed to an individual board member is referred, unopened, to that member. Correspondence not directed to a particular board member is referred, unopened, to the Chairman of the Board.

Committees of the Board of Directors

      Our board of directors has established an executive committee, an audit and finance committee, a compensation committee and a nominating and governance committee. The following table identifies the members of our board of directors who serve on each of those committees.

		Audit and		Nominating and
	Executive	Finance	Compensation	Governance
Name	Committee	Committee	Committee	Committee

Carl N. Singer	X*
Robert C. Salisbury	X
Douglas Lind
Per-Erik Persson			X
Randolph A. Pohlman		X	X
Charles J. Simons	X	X*	X*	X*
C. Richard Stafford		X		X

*	Chairperson

Executive Committee

      The executive committee acts for the full board during intervals between board meetings, except on matters which by law may not be delegated. The executive committee will meet as necessary. All actions by the committee are reported at the next board of directors meeting. During fiscal 2003, the executive committee met on nine occasions.

Audit and Finance Committee

      The audit and finance committee was organized in February 1998, and operates under a written charter adopted by the board of directors in July 2000. A copy of the audit and finance committee charter is attached to this proxy statement as Appendix A and is available on our web site at www.viragen.com.

      The role of the audit and finance committee is to assist the board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the development, implementation and performance of our internal audit function and (5) the performance of our independent auditors. The audit and finance committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in our annual proxy or information statement.

      In December 2003, following the adoption of new American Stock Exchange rules issued that same month, Mr. Salisbury resigned from the audit and finance committee and was replaced in this position by Dr. Pohlman.

      Each member of our audit and finance committee is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and satisfies the independence standards of Section 121A of the Rules of the American Stock Exchange.

Report of the Audit and Finance Committee

      The audit and finance committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that Viragen’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the committee has discussed with the independent auditors, the auditor’s independence from the company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      The committee discussed with our independent auditors the overall scope and plans for their respective audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Viragen’s internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in Viragen’s annual report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission. The committee and the board also have recommended, subject to shareholder approval, the selection of Ernst & Young, LLP, as our independent auditors.

      Submitted by the audit and finance committee of the board of directors:

Charles J. Simons	Robert C. Salisbury	C. Richard Stafford

Compensation Committee

      The compensation committee was organized in February 2001. Prior to the adoption of the compensation committee charter in December 2003, the committee operated without a written charter. A copy of the charter of the compensation committee is attached to this proxy statement as Appendix B and is available on our web site at www.viragen.com

      Under its charter, the compensation committee is to consist of not less than two members. Each member of the compensation committee satisfies the independence standards of Section 121A of the Rules of the American Stock Exchange.

      The compensation committee was formed to discharge the board of director’s responsibilities relating to (1) compensation payable to our executive officers and non-employee directors, (2) incentive and equity-based compensation plans, including stock option plans in which officers or employees are eligible to participate and (3) arrangements with executive officers and other key officers relating to their employment relationship with us.

      During fiscal 2003, the compensation committee met on one occasion.

Nominating and Governance Committee

      The nominating and governance committee was organized in January 2003. Prior to the adoption of the nominating and governance committee charter in December 2003, the committee operated without a written charter. A copy of the charter of the nominating and governance committee is attached to the proxy statement as Appendix C and is available on our web site at www.viragen.com.

      Under its charter, the nominating and governance committee is to consist of not less than two members. Each member of the nominating committee satisfies the independence standards of Section 121A of the Rules of the American Stock Exchange. The executive committee with common members, met on behalf of the nominating and governance committee met on three occasions during fiscal 2003.

      The nominating and governance committee is responsible for selecting those individuals to recommend to the entire board of directors for election to the board. The committee will consider candidates for directors proposed by security holders. The nominating and governance committee has no formal procedures for submitting candidates and, until otherwise determined, accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission.

      The nominating and governance committee identifies director nominees through a combination of referrals, including by management, existing board members and security holders, and direct solicitations, where warranted. Once a candidate has been identified the nominating and governance committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the board.

      Among the factors that the committee considers when evaluating proposed nominees are their experience in the biopharmaceutical industry, knowledge of and experience with regulatory processes, particularly those relating to the Food and Drug Administration and its international counterparts, and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

      The nominating and governance committee received no security holder recommendations for nomination to the board of directors in connection with the 2004 annual meeting of stockholders. There are three director nominees for the 2004 annual meeting of stockholders who are neither incumbent directors standing for reelection nor executive officers. Per-Erik Persson was known to the nominating and governance committee based upon his serving as a director of Viragen International, Inc. our majority-owned subsidiary. The nominating and governance committee identified C. Richard Stafford and Randolph A. Pohlman as a result of a referral by an existing board member.

Compensation of Directors

      Commencing in March 2000, Mr. Singer is receiving $100,000 per year for his services as a director and now chairperson of the board of directors and executive committee. He receives no other director fees. In addition, for these services on March 14, 2000, Mr. Singer was granted an option to acquire 100,000 shares of Viragen common stock at a price of $3.75 per share. The option vested: 33,333 shares exercisable on the grant date; 33,333 shares on the first anniversary of the grant date and 33,334 shares on the second anniversary of the grant date and are exercisable for 5 years from the vest dates.

      Mr. Salisbury and Dr. Lind do not receive compensation for their attendance at meetings of the board of directors. All others receive $2,000 (half if attendance is telephonic) for each meeting they attend. Beginning January 31, 2003, 60% of this fee was paid with shares of Viragen common stock valued at the closing price of the stock on the date of the meeting.

      As chairperson of the audit and finance committee, Mr. Simons receives a monthly fee of $3,000. For the 2003, 2002 and 2001 fiscal years, Mr. Simons received $36,000 per year as compensation for serving as chairman of the audit and finance committee. Mr. Stafford receives a fee of $1,000 (half if attendance is telephonic) for each meeting he attends. Beginning January 31, 2003, 60% of these fees are paid with shares of Viragen common stock valued at the closing price of the stock on the date of the meeting. Mr. Salisbury does not receive compensation for his attendance at meetings of the audit and finance committee.

      Members of the executive, compensation and nominating committees do not receive compensation specific to their attendance at the meetings of those committees.

      Directors receive a stock option grant to purchase 25,000 shares of Viragen common stock exercisable at the closing price of our common stock on the day they are appointed to the board of directors. At each subsequent annual meeting, directors receive an annual stock option grant to purchase 5,000 shares of Viragen common stock exercisable at the closing price of our common stock on the day of the annual meeting. These options vest half on the grant date and half on the anniversary of the grant date and are exercisable for 5 years from the vest dates.

Audit and Finance Committee and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Currently, there are three members of the audit and finance committee and three members of the compensation committee. All members of the audit and finance committee and compensation committee are “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and satisfy the independence standards of Section 121A of the Rules of the American Stock Exchange. Accordingly, insiders do not participate in compensation decisions.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

      Compensation Committee Report on Executive Compensation. Under the rules established by the Securities and Exchange Commission, management is required to provide certain data and information in regard to the compensation and benefits provided to the chief executive officer and other executive officers. The disclosure requirements for the chief executive officer and executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decision affecting those individuals.

      Compensation Report. The compensation committee of the board of directors is responsible for establishing compensation levels and benefits for the executive officers of the company. The compensation committee is also responsible for reviewing recommendations made by management regarding compensation, including stock options, and benefits for other employees.

      Executive Compensation Policy. For the last fiscal year, the goals established by the compensation committee for executive compensation are as follows:

•	to provide a compensation package which would attract and retain experienced, scientific pharmaceutical and administrative personnel;

•	to maintain reasonable yet competitive base salaries while conserving the liquid assets of the company;

•	to provide an environment where innovation, dedication and success are rewarded; and

•	to provide participation in stock appreciation as part of an incentive based compensation package.

      The performance of executive officers is evaluated routinely by the compensation committee as well as by the board of directors as a whole. The compensation committee considers each employee’s total compensation package, including base salary, stock options and other benefits as provided in their respective employment agreements.

      Chairman of the Board and Chief Executive Officer. Robert C. Salisbury was appointed chief executive officer and president of Viragen on January 31, 2003. Mr. Salisbury has been a director of Viragen since December 1998. Mr. Salisbury has not entered into an employment agreement with Viragen nor does he receive a salary from the Company. On February 7, 2003, Mr. Salisbury was granted an option to purchase 350,000 shares of Viragen common stock at $0.11 per share. The option vests one-half upon grant and one-half upon the first anniversary of the grant date. The option is exercisable for five years from vest date.

      Other Executive Officers. As with the compensation of the chief executive officer, the compensation committee evaluates and establishes the compensation packages for other executive officers of the company. These executives are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving our overall goals. The compensation committee has structured compensation packages so that the base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, the executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

Executive Compensation and Employment Agreements

      The following table includes information concerning the compensation and employment agreements of the chief executive officer of Viragen and the four other most highly compensated executive officers as of June 30, 2003.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

					Awards		Payouts

						Securities
		Annual Compensation			Restricted	Underlying
					Stock	Options/
Name and	Fiscal			Other Annual	Awards	SARs		All Other
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	($)	(#)	LTIP Payouts ($)	Compensation ($)

Robert Salisbury	2003	$—	$—	$—	$—	350,000	$—	$—
CEO and President	2002	—	—	—	—	—	—	—
	2001	—	—	—	—	—	—	—
Dennis W. Healey	2003	$252,000	—	—	—	—	—	—
Executive V.P.,	2002	252,000	—	—	—	350,000	—	—
Treasurer and CFO	2001	252,000	—	—	—	150,000	—	—
Melvin Rothberg	2003	$181,500	—	—	—	—	—	—
Executive V.P	2002	175,373	—	—	—	50,000	—	—
	2001	172,500	—	—	—	—	—	—
Gerald Smith	2003	$189,583	—	—	—	—	—	—
Former CEO and	2002	325,000	—	—	—	1,050,000	—	—
President	2001	296,333	—	—	—	850,000	—	—
D. Magnus Nicolson	2003	$31,000	—	—	—	—	—	—
Former COO	2002	172,500	—	—	—	—	—	—
	2001	170,000	—	—	—	—	—	—

Employment Agreements

      On March 1, 1999 Mr. Healey entered into a two-year employment agreement with Viragen. The agreement provided for:

•	an annual salary $252,000,

•	health and life insurance,

•	similar employee benefits generally available to other employees, and

•	reimbursement of automobile and business related expenses.

      On March 1, 2001, Mr. Healey renewed his two year employment agreement with Viragen. Under the new agreement, Mr. Healey is to receive an annual salary of $252,000. He also received options to purchase 150,000 shares of Viragen common stock at $1.35 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the vest dates. Mr. Healey’s employment agreement contains a provision that in the event Viragen were to spin-off or split-off any present or future subsidiaries, he would be entitled to receive a certain number of options in the spun-off company. The number of options he would receive would be based on a formula reflecting his then current option position relative to the fully diluted common stock of Viragen then outstanding. The pricing of the new options would be based on the relationship of the exercise price of his existing options with the fair market value of Viragen’s stock at the date of the transaction. All other terms are similar to his previous agreements.

      In February 2002, 300,000 options granted to Mr. Healey in conjunction with his 1997 employment agreement and 50,000 options granted to Mr. Healey in 1997 for serving as a director expired. In March 2002, Viragen granted Mr. Healey options to purchase 350,000 shares of Viragen common stock at $1.04 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the vest dates.

      On February 14, 2003, Mr. Healey executed an addendum to his employment agreement which provided for the payment of 20% of his salary in the form of shares of Viragen common stock. On March 1, 2003, Mr. Healey again executed an amendment to his employment agreement which provided for the payment of 75% of his salary in the form of shares of Viragen common stock.

      On March 1, 2003, Mr. Healey’s employment agreement was automatically renewed for one year pursuant to the provisions in his March 1, 2001 agreement.

      On June 30, 2003, Mr. Healey executed an addendum to his employment agreement whereby his annual salary of $252,000 was reduced to $200,000.

      Mr. Healey continues to serve as executive vice president, chief financial officer, secretary and director of Viragen International, Inc.

      On July 1, 1999, Mr. Rothberg entered into a two year employment agreement with Viragen. This agreement supercedes all previous agreements. The agreement provided for:

•	an annual salary of $160,000 and $172,500 for the first and second years, respectively,

•	the grant of an option to acquire 250,000 shares of Viragen common stock at $0.625 per share, vesting one-half on the date of grant and one-half on the first year anniversary,

•	health insurance,

•	similar employee benefits generally available to executive employees,

•	$400 per month auto allowance, and

•	reimbursement of business related expenses.

      On July 1, 2001, Mr. Rothberg renewed his two year employment agreement with Viragen. Under the new agreement, Mr. Rothberg is to receive an annual salary of $172,500. He also received options to purchase 50,000 shares of Viragen common stock at $1.25 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the vest dates. Mr. Rothberg’s auto allowance was increased to $600 per month. All other terms are similar to his previous agreements. Effective February 28, 2002 Mr. Rothberg’s annual salary was increased to $181,500.

      On February 14, 2003, Mr. Rothberg executed an addendum to his employment agreement which provided for the payment of 20% of his salary in the form of shares of Viragen common stock which continued through June 30, 2003.

      On July 1, 2003, Mr. Rothberg’s employment agreement was automatically renewed for one year pursuant to the provisions in his July 1, 2001 agreement.

      On March 1, 1999, Mr. Smith entered into a two-year employment agreement with Viragen. This agreement provided for:

•	an annual salary of $282,000,

•	health and life insurance,

•	similar employee benefits generally available to other employees,

•	use of an automobile and related maintenance, and

•	reimbursement of business related expenses.

      On March 1, 2001, Mr. Smith renewed his two year employment agreement with Viragen. Under the new agreement, Mr. Smith received an annual salary of $325,000. He also received options to purchase 850,000 shares of Viragen common stock at $1.35 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options were exercisable over five years from the vest dates. Mr. Smith’s employment agreement contained a provision that in the event Viragen were to spin-off or split-off any present or future subsidiaries, he would be entitled to receive a certain number of options in the spun-off company. The number of options he would receive would be based on a formula reflecting his then current option position relative to the fully diluted common stock of Viragen then outstanding. The pricing of the new options would be based on the relationship of the exercise price of his existing options with the fair market value of Viragen’s stock at the date of the transaction. All other terms are similar to his previous agreements.

      In January 2003, Mr. Smith resigned his positions as chairman, president and chief executive officer of Viragen, Inc. and Viragen International. Upon his resignation, Mr. Smith received a one time payment of $170,000. Mr. Smith also entered into a one-year consulting agreement related to our avian transgenics program. This agreement provides for annual compensation of $155,000, health insurance and automobile related expenses. Mr. Smith remained a director of Viragen, Inc. and Viragen International until October 2003, at which time he resigned as a director of Viragen, Inc. and Viragen International to pursue outside business interests.

      In February 2002, 1,000,000 options granted to Mr. Smith in conjunction with his 1997 employment agreement and 50,000 options granted to Mr. Smith in 1997 for serving as Chairman of the Board expired. In March 2002, Viragen granted Mr. Smith options to purchase 1,050,000 shares of Viragen common stock at $1.04 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options were exercisable over five years from the vest dates. However, as a result of his resignation as president and chief executive officer in January 2003, these 1,050,000 options and the 850,000 option granted to him in connection with his March 1, 2001 employment agreement will expire on January 31, 2004.

      On July 1, 1999, Dr. Nicolson entered into a two year employment agreement with Viragen. This agreement superceded all previous agreements. The agreement provided for an annual salary of $170,000, employee benefits generally available to executive officers, use of an automobile and reimbursement of business related expenses. The agreement also provided for the grant of an option to acquire 200,000 shares of Viragen common stock at $0.625, vesting one-third on the date of grant, one-third on the first anniversary of the grant date and one-third on the second anniversary.

      On July 1, 2001, Dr. Nicolson renewed his two year employment agreement with Viragen. Under the agreement, Dr. Nicolson received an annual salary of $172,500. He also received options to purchase 50,000 shares of Viragen International, Inc. common stock at $0.85 per share. The options vested one-half on the date of grant and one-half on the first year anniversary.

      In September 2002, Dr. Nicolson resigned his positions as Chief Operating Officer of Viragen and Viragen International, director of Viragen International and managing director of Viragen (Scotland). His common stock purchase options expired 90 days subsequent to his resignation.

Option/SAR Grants in Last Fiscal Year

      The following table includes information as to the grant of options to purchase shares of Viragen common stock during the fiscal year ended June 30, 2003 to each person named in the Summary Compensation Table.

Potential
	Individual Grants				Realized Value at
Assumed Annual
	Number of	% of Total			Rates of Stock
	Securities	Options/SARs			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5%	10%

Robert C. Salisbury	350,000	54.4%	$0.11	2/07/08	$12,250	$26,250
Dennis W. Healey	—	—	—	—	—	—
Melvin Rothberg	—	—	—	—	—	—
Gerald Smith	—	—	—	—	—	—
D. Magnus Nicolson	—	—	—	—	—	—

Option Exercises and Holdings

      The following table includes information as to the exercise of options to purchase shares of common stock during the fiscal year ended June 30, 2003 by each person named in the Summary Compensation Table and the unexercised options held as of the end of the 2003 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options at FY End (#)		Options at FY End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert C. Salisbury	—	$—	175,000	175,000	$22,750	$—
Dennis W. Healey	—	—	500,000	—	—	—
Melvin Rothberg	—	—	275,000	—	—	—
Gerald Smith	—	—	2,900,000	—	—	—
D. Magnus Nicolson	—	—	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

      The following table reflects certain information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of June 30, 2003, consisting of the 1995 Stock Option Plan and the 1997 Stock Option Plan, as amended.

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants,	options, warrants,	reflected in column
Plan category	and rights	and rights	(a)

Equity compensation plans approved by security holders	4,647,500	$1.21	461,100
Equity compensation plans not approved by security holders	3,153,500	1.86	—

Total	7,801,000		461,100

1997 Amended Stock Option Plan and 1995 Amended Stock Option Plan

      On May 15, 1995 the board of directors adopted, subject to approval by the stockholders, a stock option plan, called the 1995 Stock Option Plan. On September 22, 1995, the board of directors amended the 1995 Stock Option Plan to define certain terms and clarify the minimum exercise price of the non-qualified options. The minimum exercise price of non-qualified options cannot be less than 55% of the fair market value. Viragen stockholders ratified the 1995 Stock Option Plan at the annual meeting held on December 15, 1995.

      On January 27, 1997 the board of directors adopted, subject to approval by the stockholders, a stock option plan called the 1997 Stock Option Plan. The 1997 stock option plan contains terms and provisions similar to the 1995 Stock Option Plan. Viragen stockholders ratified the 1997 Stock Option Plan at the annual meeting held on February 28, 1997. On April 24, 1998 the board of directors adopted, subject to ratification by the stockholders, an amendment to the 1997 Stock Option Plan. This amendment reserved an additional 1,000,000 shares of common stock for issuance under that plan. This amendment brought the total shares reserved under the 1997 Stock Option Plan to 4,000,000 shares. On July 31, 1998, the stockholders ratified this amendment to the 1997 Stock Option Plan.

      The audit and finance committee and the compensation committee of the board of directors and the board of directors currently administer the plans. Administration of the plan includes determining:

•	the persons who will be granted plan options,

•	the type of plan options to be granted,

•	the number of shares subject to each plan options, and

•	the exercise price of plan options.

      Options granted under either the 1995 or the 1997 stock option plans may qualify as incentive stock options, under Section 422 of the Internal Revenue Code of 1986, as amended. In addition, the plans also include a reload option provision. This provision permits an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person. The person then receives a new plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive option, which is granted under a plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares, on the date of such grant. The exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value, as determined on the date of the grant. The board of directors, the audit and finance committee or the compensation committee determine the term of each plan option and the manner in which it may be exercised. No plan option may be exercisable more than 10 years after the date of its grant. In the case of an incentive option granted to an eligible employee owning more than 10% of Viragen’s common stock, no plan option may be exercisable more than five years after the date of the grant.

      Officers, directors, key employees and consultants of Viragen and its subsidiaries are eligible to receive non-qualified options under the stock option plans. Only officers, directors and employees who are employed by Viragen or by any of its subsidiaries are eligible to receive incentive options.

      Incentive options are non-assignable and nontransferable, except by will or by the laws of descent and distribution during the lifetime of the optionee. Only the optionee may exercise incentive options. Under an amendment to the 1997 stock option plan, non-qualified options may be transferable under limited circumstances for estate planning, if authorized by the board of directors or the compensation committee. If an optionee’s employment is terminated for any reason, other than his death or disability, or if an optionee is not an employee but is a member of Viragen’s board of directors and his service as a director is terminated for any reason, other then death or disability, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee’s death. If the optionee is permanently and totally disabled, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

      The board of directors may amend, suspend or terminate the stock option plans at any time. However, no amendment can be made which changes the minimum purchase price, except in the event of adjustments due to changes in Viragen’s capitalization. Unless the plans have been suspended or terminated by the board of directors, the 1995 Stock Option Plan will terminate on May 15, 2005, and the 1997 Stock Option Plan will terminate on January 27, 2007. The termination of either plan will not affect the validity of any plan options previously granted.

      As of December 31, 2003, there were approximately 109,000 and 473,000 options available under the 1995 and 1997 stock option plans, respectively.

Other Option Grants

      On February 7, 2003, Viragen granted 5,000 options to purchase shares of Viragen common stock to Charles J. Simons and Carl N. Singer. These grants represented the normal annual grant to existing non-employee directors of Viragen. The options vest one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the vest dates, at a price of $0.11 per share.

      In June, November and December 2003, Viragen granted 25,000 options to purchase shares of Viragen common stock each to C. Richard Stafford, Per-Erik Persson and Randolph A. Pohlman. These options are exercisable at prices ranging from $0.25 to $0.27 per share. These grants represent Viragen’s normal initial grant to non-employee directors upon being appointed to the board of directors. These options vest one-half on the date of grant and one-half on the first year anniversary and are exercisable over five years from the vest dates.

PERFORMANCE GRAPH – STOCKHOLDER RETURN
ON COMMON STOCK

      The following graph compares the percentage change in the cumulative total stockholder return on the Company’s common stock during the period from June 30, 1998 through June 30, 2003, with the cumulative total return on the AMEX Composite Index and the NASDAQ Biotechnology Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG VIRAGEN, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

* $100 invested on 6/30/98 in stock or index-
including reinvestment of dividends.
Fiscal year ending June 30.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table shows certain information regarding Viragen’s common stock beneficially owned at December 31, 2003, by:

•	each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen’s common stock;

•	each of Viragen’s directors;

•	each current officer named in the summary compensation table;

•	all officers and directors as a group; and

•	the director nominees.

      Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares. This table is based upon 358,566,420 shares of common stock outstanding at December 31, 2003, and does not give effect to the issuance of up to 42,585,206 shares in the event outstanding options and warrants are exercised and convertible securities converted, except with respect to beneficial ownership of shares attributed to the named person.

				Common Shares Beneficially Owned

	Number of				Shares
	Shares				Acquirable
	Beneficially	Percent of		Outstanding	Within
Name of Beneficial Owner	Owned	Class		Shares	60 days

Carl N. Singer *	4,246,841	1.2		3,886,841	360,000
Dennis W. Healey	1,525,647	*	*	1,025,647	500,000
Douglas Lind	465,119	*	*	215,119	250,000
Per-Erik Persson *	12,500	*	*	—	12,500
Randolph A. Pohlman *	12,500	*	*	—	12,500
Melvin Rothberg	338,998	*	*	63,998	275,000
Robert C. Salisbury	390,000	*	*	30,000	360,000
Charles J. Simons	183,335	*	*	168,335	15,000
C. Richard Stafford *	32,069	*	*	19,569	12,500
Officers and Directors as a group (10 persons)	7,307,009	2.0		5,409,509	1,897,500

*	Director nominee

**	Less than 1%

      The beneficial ownership of Carl N. Singer includes 3,736,341 shares of common stock held by Fundamental Management Corporation, a Florida-based institutional investment fund. Mr. Singer is the chairperson of Fundamental Management Corporation. Mr. Salisbury is president and a director of Fundamental Management Corporation. Mr. Salisbury and Mr. Simons are investors in a fund managed by Fundamental Management Corporation.

Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of their ownership and reports of changes in their ownership of common stock and other equity securities of Viragen. Officers, directors and greater than ten percent (10%) stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners were completed and timely filed.

Certain Relationships and Related Transactions

      Carl N. Singer, Viragen’s chairman of the board, also serves as president and chief executive officer of Viragen International, Inc. Dennis W. Healey, executive vice president and chief financial officer of Viragen, serves in the same capacities for Viragen International. Mr. Healey also serves as a director of Viragen International.

      In January 2003, Mr. Gerald Smith resigned his positions as chairman, president and chief executive officer of Viragen, Inc. and Viragen International. Upon his resignation, Mr. Smith received a one time payment of $170,000. Mr. Smith also entered into a one-year consulting agreement related to our avian transgenics program. This agreement provides for annual compensation of $155,000, health insurance and automobile related expenses. In October 2003, Mr. Smith resigned as a director of Viragen, Inc. and Viragen International.

      Upon Mr. Smith’s resignation as president and chief executive officer of Viragen, Mr. Robert C. Salisbury was appointed president and chief executive officer of Viragen. Mr. Salisbury receives no salary for serving in these positions. On February 7, 2003, Mr. Salisbury was granted an option to purchase 350,000 shares of common stock at $0.11 per share, the then current market price. The option vests one-half upon grant and one-half upon the first anniversary of the grant date. The option is exercisable for five years from vest date.

      In June 2003, we entered into a consulting agreement with Dr. Douglas Lind, a director of Viragen, upon the expiration of his employment agreement. This agreement provides for annual compensation of $60,000. The agreement does not contain a fixed term. However, either Viragen or Dr. Lind has the option to terminate the agreement for any reason upon 90 days written notice. Under the agreement, Dr. Lind has been engaged to consult with management on a variety of scientific and biopharmaceutical market issues. The consulting agreement also provides for additional non-equity compensation for Dr. Lind’s assistance in the facilitation of potential financing transactions, corporate collaborations or partnerships and merger and acquisition activity. To date, no fees have been paid under this provision. For his consulting services, we issued Dr. Lind 250,000 common stock purchase warrants exercisable at $0.26 per share for a period of five years. We recognized non-compensation expense of $52,000 in connection with the grant of these warrants. Concurrent with his entering into the consulting agreement and the issuance of the related common stock purchase warrants, Dr. Lind surrendered 275,000 common stock purchase options granted during the term of his expired employment agreement.

      From February 2003 through June 2003, Dennis W. Healey, chief financial officer, Melvin Rothberg, executive vice president, and Dr. Lind consented to modify their employment agreement so as to receive 20% of their compensation in the form of restricted common shares, valued at market on each pay period. In March 2003, Mr. Healey increased the amount of his compensation paid in restricted common stock shares to 75%. These contract modifications ran through June 30, 2003. As of June 30, 2003, we had issued 610,647 shares to Mr. Healey, 140,698 shares to Mr. Rothberg and 185,119 shares to Dr. Lind based upon these contract modifications.

      During October 2000, Dennis W. Healey, chief financial officer, exercised 100,000 options to purchase common stock through the issuance of a $50,000 recourse promissory note payable to Viragen secured by the underlying common stock purchased, which was held in escrow. In October 2002, Mr. Healey paid the principal and related interest on his note. The escrowed shares were released upon payment.

      On September 1, 1998, Gerald Smith and Dennis W. Healey each exercised 250,000 options to purchase Viragen common stock. Both exercised their options through the issuance of promissory notes payable to Viragen totaling $300,000. Mr. Smith and Mr. Healey also entered into related pledge and escrow agreements. The promissory notes carried an interest rate of 5.47%, payable semi-annually, and were secured by the underlying common stock purchased. The purchased shares were being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. Mr. Smith paid $100,000 of the principal on his promissory note, plus related interest, during January 2000. During March 2000, Mr. Healey paid-in-full the $150,000 principal plus related interest on his promissory note. Viragen released the collateral on the two promissory notes. In January 2003, Mr. Smith, paid his remaining $50,000 recourse promissory note payable to Viragen, plus accrued interest. Following this payment by Mr. Smith, there are no outstanding notes receivable from any currently serving officers or directors.

      Peter Fischbein, a former director, exercised options to purchase 200,000 shares of Viragen common stock at $0.50 per share on October 8, 1998. These options were exercised through the payment of $2,000 cash and the issuance of a promissory note payable to Viragen totaling $98,000, and related pledge and escrow agreements. The promissory note bears interest at 5.06%, payable semi-annually, and is secured by the underlying common stock purchased. During February 2000, Mr. Fischbein exercised options to purchase an additional 25,000 shares of Viragen common stock at $0.50 per share through the issuance of another promissory note and escrow agreement. Principal on the promissory note totals $12,500 and bears interest at 6.46%. The purchased shares are being held in escrow, pending payment of the related note pursuant to the provisions of the pledge and escrow agreements.

      During May 1999, Charles F. Fistel, a former officer, exercised options totaling 410,000 shares. These options were all exercised through the issuance of promissory notes payable to Viragen totaling $145,000, and related pledge and escrow agreements. The promissory notes bear interest at 5.15%, payable semi-annually, and are secured by the underlying common stock purchased. The purchased shares are being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. Mr. Fistel paid $30,000 of the principal on his promissory notes, plus related interest, during March 2000. A pro-rata number of escrowed common shares were released to Mr. Fistel upon receipt of his payment. The outstanding balance on these notes as of June 30, 2003 totaled approximately $115,000 plus accrued interest. On June 30, 2003, we reserved the uncollaterized portion of these notes and accrued interest, which was approximately $47,000, based on the closing price of our stock on that date. We have commenced a lawsuit against Mr. Fistel seeking payment of the promissory notes and foreclosure upon the collateral.

      On February 7, 2000, the board of directors voted to modify the terms of an option to purchase one million shares of Viragen common stock at $0.50, which had been granted to Mr. Smith, then Viragen’s president, during October 1995. The board of directors extended the expiration of this common stock option by three years. Under the modified terms, the expiration date of the common stock option was extended to October 5, 2003. No other terms were changed. Under the provisions of APB No. 25, we recognized compensation expense of $941,000 relating to this modification. This option expired unexercised on October 5, 2003.

      On February 18, 2000, we entered into a subscription agreement with Active Investors Ltd. II, an investment fund managed by Mr. Carl Singer, a director of Viragen, through Fundamental Management Corporation, a Florida-based institutional investment fund. Under the terms of the subscription agreement, we issued to Active Investors Ltd. II a convertible promissory note for the principal amount of $1,000,000. The promissory note had an interest rate of 9.5% per annum. Active Investors Ltd. II could elect to convert the unpaid principal and interest, at any time, into common shares at the fixed rate of $1.00 per share. The principal and interest were payable on February 17, 2001. This note was converted into 1,015,716 shares of common stock, which included $35,400 in interest, on June 30, 2000. In connection with this agreement, Active Investors Ltd. II also received a warrant to purchase 100,000 shares of Viragen common stock at $2.00 per share. The warrant expired unexercised on February 17, 2003.

      Active Investors Ltd. II has also participated as an investor under the shelf registration on Form S-3 dated March 21, 2000 (File No. 333-32306). Active Investors Ltd. II invested $1,000,000 in exchange for 784,300 shares of our common stock.

      Mr. Robert Salisbury, our president and chief executive officer, also serves as president and a director of Fundamental Management Corporation, which manages the Active Investors Ltd. II fund. Mr. Salisbury and Mr. Charles Simons, a director of Viragen, are investors in the Active Investors Ltd. II fund.

      During May 2001, Robert C. Salisbury entered into a consulting agreement with Viragen. He was to provide consulting services to Viragen for a three-year period ending May 31, 2004. These consulting services were in addition to his service on the board of directors. As compensation, he would have been granted warrants to purchase up to 110,000 shares of common stock. The warrants would have been granted in tranches upon performance of specific criteria. The warrants would have vested one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant. The warrants would have been exercisable for five years from the vest dates, at 115% of the fair market value of Viragen’s common stock on the dates of grant. Subsequent to June 30, 2002, Mr. Salisbury and Viragen agreed to terminate this consulting agreement and the related warrants.

PROPOSAL ONE:
APPROVAL OF NOMINEES

      The following table sets forth the names of the one class B director nominee and three class C director nominees, their current positions with Viragen, the year, if applicable, in which they became directors and other related information. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the board of directors.

Nominees For Election

			Served as
			Officer and/or
Name	Age	Position with the Company	Director Since	Class

Carl N. Singer	87	Chairman of the Board	1997	C
Per-Erik Persson	67	Director	2003	C
Randolph A. Pohlman	59	Director	2003	B
C. Richard Stafford	68	Director	2003	C

      The board of directors recommends that stockholders vote “For” the election of the nominees for the class B and class C directors. Directors are elected by a plurality of the shares of Viragen common stock voted at the annual meeting in person or by proxy.

PROPOSALS TWO, THREE AND FOUR:
FINANCING TRANSACTIONS

American Stock Exchange Requirement

      The requirements of the American Stock Exchange provide that we submit for approval of our stockholders any issuance of our common stock in a single transaction or in a series of related transactions that could exceed 19.9% of our outstanding common stock if such issuance could be made at less than fair market value measured on the date the agreement to issue the stock is made. Proposals Two, Three and Four relate to financing transactions under the American Stock Exchange requirement.

Reasons for the Financing Transactions

      Viragen was and continues to be predominantly a research and development company. Revenue generation from products that we acquire or develop requires approvals from various regulatory authorities. Required regulatory approvals are subject to the successful completion of lengthy and costly clinical trials and the successful completion of any clinical trial project also depends on our ability to raise significant investment capital. As a result of the foregoing, our activities continue to be capital intensive and we are not currently able to offset the costs of capital expenditures with operating revenues. We expect to continue to incur losses from our research and development until we are able to generate substantial revenues from the sale of products that we acquire or develop.

      We have historically disclosed that our future capital requirements are dependent upon many factors, including: revenue generated from the sale of our natural human interferon product, progress with future and ongoing clinical trials; the costs associated with obtaining regulatory approvals; the costs involved in patent applications; competing technologies and market developments; and our ability to establish collaborative arrangements and effective commercialization activities. While our acquisition of ViraNative enables us to produce our natural human interferon product for sale to third parties, Swedish regulatory authorities have mandated expansion of ViraNative’s production facility, at an initial cost of approximately $1.1 million. This expansion commenced in the fourth quarter of 2003. Based on product demand and available financing, the new facility could be further expanded and equipped. Our operating losses and working capital requirements continue to adversely affect cash flow, and we will require additional funding in the future. This amount represents our estimate of the funds necessary to service existing and projected debts attributable to working capital requirements as well as planned capital expenditures. In the event of our inability to raise capital, or a lack of expanded revenue from the sale of our natural human interferon product, we will likely be unable to meet our operating requirements. In this event we would be required to significantly curtail or suspend a portion or all of our operations.

      For all of the foregoing reasons, we have sought and continue to seek additional capital. To date, our success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, the board of directors has determined that the continued use of our equity for these purposes may be necessary if Viragen is to sustain operations.

      The board of directors recommends that stockholders authorize us to potentially issue more than 19.9% of our common stock in connection with the financing transactions described in Proposals Two, Three and Four. If stockholders do not authorize the financing transactions, the transactions will, nonetheless be valid. However, Viragen may be in violation of American Stock Exchange requirements, which could be cited by the American Stock Exchange as a basis for delisting our shares from that Exchange.

      The financing transactions are described in Proposals Two, Three and Four.

PROPOSAL TWO:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
SECURITIES PURCHASE AGREEMENT DATED JUNE 27, 2003

      On June 27, 2003, we entered into a securities purchase agreement with Palisades Equity Fund LP, Alpha Capital AG, Crescent International Ltd., Bristol Investment Fund, Ltd. and Gryphon Master Fund, LP. The securities purchase agreement provided for the purchase and sale of our convertible debentures in the aggregate amount of approximately $5.55 million. Under the terms of the agreement, Viragen received approximately $4.55 million, net of original issue discounts of $661,333, and a 6.5% finder’s fee and legal expenses. Our obligations under the convertible debentures were guaranteed by our subsidiaries and collateralized by a security agreement pledging all tangible and intangible assets not otherwise encumbered. As of December 31, 2003, none of these convertible debentures remain outstanding.

      These convertible debentures mature on September 1, 2005, and are payable, without interest, in 24 equal payments of principal commencing September 1, 2003. In lieu of interest, the debentures provided for an original issue discount equal to $661,333. The debentures were convertible immediately by the investors, in whole or in part, into shares of our common stock at an initial conversion price equal to $0.3173, which was subsequently reduced to $0.224 as a result of the September 29, 2003 securities purchase agreement discussed in Proposal Three. In the event the average of the ten closing bid prices of our common stock immediately prior to any monthly payment installment date exceeds 133% of the conversion price, we are permitted to repay such installment through the issuance of our common stock valued at the conversion price. We have the right to redeem all, but not less than all, debentures outstanding at 120% of the remaining principal of debentures then outstanding.

      The conversion price of the debentures is subject to adjustment in the event of:

•	stock splits, dividends and combinations;

•	distributions on account of our common stock; and/or

•	our issuance of additional common stock at less than the conversion price of the debenture on the date of issuance or less than the fair market value of our common stock on the date of issuance.

      In connection with the securities purchase agreement dated June 27, 2003 we issued common stock purchase warrants to Palisades Equity Fund LP, Alpha Capital AG, Crescent International Ltd., Bristol Investment Fund, Ltd., Gryphon Master Fund, LP and HPC Capital Management, as placement agent, to purchase an aggregate of 13,742,351 shares of our common stock. The warrants are exercisable:

•	at a price of $0.1722 per share;

•	during the five year period terminating June 27, 2008; and

•	on a cashless basis, whereby the holder, rather than pay the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised.

      The number of shares issuable upon exercise of the warrants, and the exercise price, is subject to adjustment in the event of:

•	subdivisions, combinations, stock dividends, mergers and/or reclassifications of our common stock;

•	mergers;

•	distributions on account of our common stock; and/or

•	our issuance of additional common stock at less that the exercise price of the warrants on the date of issuance or less than the fair market value of our common stock on the date of issuance.

      Resale of the shares of our common stock issuable upon conversion or payment of the convertible debentures and upon exercise of the warrants are registered under our Form S-3 registration statement (File No. 333-107176), filed with the Securities and Exchange Commission, which was declared effective on August 1, 2003.

      On June 1, 2003, we entered into an agreement which provided for the issuance to Palisades Equity Fund LP, Alpha Capital AG, Crescent International Ltd. and Bristol Investment Fund, Ltd. of one half of a warrant for each outstanding warrant issued in connection with a Securities Purchase Agreement dated April 16, 2003, exercised in cash prior to June 27, 2003. Between June 9, 2003 and June 26, (a) an aggregate of 31,317,766 outstanding common stock purchase warrants were exercised in cash resulting in net proceeds of approximately $1.88 million to Viragen, and (b) we issued an aggregate of 15,658,885 new common stock purchase warrants to the warrant holders. The exercise price of the warrants, which had been $0.275 per share, was subsequently reduced to $0.224 in connection with the September 29, 2003 securities purchase agreement discussed in Proposal Three. The warrants can be exercised during the five year period terminating June 1, 2008.

      The number of shares issuable upon exercise of the warrants, and the exercise price, is subject to adjustment in the event of:

•	subdivisions, combinations, stock dividends, mergers and/or reclassifications of our common stock;

•	mergers;

•	distributions on account of our common stock; and/or

•	our issuance of additional common stock at less that the exercise price of the warrants on the date of issuance or less than the fair market value of our common stock on the date of issuance.

      Resale of the shares of our common stock issuable upon exercise of the warrants are registered under our Form S-3 registration statement (File No. 333-107176), which was declared effective on August 1, 2003.

      The board of directors recommends that stockholders vote “For” Proposal Two. The approval of Proposal Two requires the affirmative vote of a majority of the shares of Viragen common stock voting at the annual meeting in person or by proxy.

PROPOSAL THREE:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
SECURITIES PURCHASE AGREEMENT DATED SEPTEMBER 29, 2003

      On September 29, 2003, we entered into a securities purchase agreement with Palisades Equity Fund LP, Alpha Capital AG, Crescent International, Ltd., Bristol Investment Fund Ltd., Gryphon Master Fund, LP, Crestview Capital Fund II, LP, PEF Advisors LLC and PEF Advisors Ltd. for the purchase of an aggregate of $4,775,000 of our common stock. The shares our common stock were purchased at a price of $0.224 per share, which was 80% of the closing bid price for our common stock on the trading day preceding the closing date of the transaction. Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to the investors to purchase an aggregate of 4,263,394 shares of our common stock at $0.28 per share for a period of three years. The warrants are exercisable on a cashless basis, whereby the holder, rather than pay the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised.

      HPC Capital Management acted as placement agent in connection with the September 29, 2003 securities purchase agreement. HPC Capital Management introduced us to the selling security holders and assisted us with structuring the securities purchase agreement. As consideration for HPC Capital Management’s services as placement agent in connection with this securities purchase agreement, we issued to HPC Capital Management, 1.4 million shares of our common stock and a warrant to purchase up to 191,000 shares of our common stock, exercisable at a price of $0.224 per share for a period of three years. Subsequent to receipt of the 1.4 millions shares, HPC Capital Management assigned 300,000 of the shares to PEF Advisors, LLC, 253,000 of the shares to Paul T. Mannion, Jr., 253,000 of the shares to Andrew Reckles, 253,000 of the shares to Vince Sbarra and 66,000 of the shares to David Pitt.

      Resale of the shares of our common stock issued and issuable under the securities purchase agreement dated September 29, 2003 are registered under our Form S-3 registration statement (File No. 333-110109), which was declared effective on November 19, 2003.

      The board of directors recommends that stockholders vote “For” Proposal Three. The approval of Proposal Three requires the affirmative vote of a majority of the shares of Viragen common stock voting at the annual meeting in person or by proxy.

PROPOSAL FOUR:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
SECURITIES PURCHASE AGREEMENT DATED DECEMBER 23, 2003

      On December 23, 2003, we entered into a securities purchase agreement with Palisades Master Fund L.P., Alpha Capital AG, Crescent International, Ltd., Bristol Investment Fund Ltd., Gryphon Master Fund, LP and Gamma Opportunity Capital Partners, LP for the purchase of an aggregate of $4,550,000 of our common stock. The shares of our common stock were purchased at a price of $0.20 per share. Under the terms of the securities purchase agreement, we also issued common stock purchase warrants to the investors to purchase an aggregate of 6,825,000 shares of our common stock at $0.26 per share for a period of three years. The warrants are exercisable on a cashless basis, whereby the holder, rather than pay the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised.

      HPC Capital Management acted as placement agent in connection with the December 23, 2003 securities purchase agreement. HPC Capital Management introduced us to the selling security holders and assisted us with structuring the securities purchase agreement. As consideration for HPC Capital Management’s services as placement agent in connection with this securities purchase agreement, we paid HPC Capital Management $295,750 and issued them a warrant to purchase up to 182,000 shares of our common stock at a price of $0.20 per share for a period of three years.

      We are required to file a registration statement covering the resale of the shares of our common stock issued and issuable under the securities purchase agreement dated December 23, 2003 on or before January 23, 2004.

      The board of directors recommends that stockholders vote “For” Proposal Four. The approval of Proposal Four requires the affirmative vote of a majority of the shares of Viragen common stock voting at the annual meeting in person or by proxy.

PROPOSAL FIVE:
RATIFICATION OF APPOINTMENT OF VIRAGEN’S AUDITORS

      The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004, will be submitted for ratification by the stockholders.

Services and Fees of Ernst & Young

      The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2003 and June 30, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	June 30,	June 30,
	2003	2002

Audit Fees	$238,000	$240,000
Audit Related Fees	1,000	8,000
Tax Fees	35,000	106,000
All Other Fees	—	—

Total	$274,000	$354,000

      Audit Fees includes the audit of Viragen’s annual financial statements included in Viragen’s Annual Report on Form 10-K, review of interim financial statements included in Viragen’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit of the annual financial statements or the review of interim financial statements.

      Tax Fees consist of the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning.

      Our Audit and Finance Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

      Although the board of directors is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in Viragen’s best interest, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the annual meeting.

      The board of directors recommends that the stockholders vote “For” the ratification of Ernst & Young LLP as Viragen’s independent auditors for the fiscal year ending June 30, 2004. Ratification of the appointment of our auditors requires the affirmative vote of a majority of the shares of Viragen’s common stock present at the annual meeting in person or by proxy.

INTEREST OF CERTAIN PERSONS IN
OPPOSITION TO MATTERS TO BE ACTED UPON

      Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the board.

OTHER MATTERS

      Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

STOCKHOLDERS’ PROPOSALS TO BE PRESENTED AT THE
COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS

      Stockholder proposals intended to be presented at our 2004 annual meeting of stockholders of must be received by us, at our principal executive offices not later than September 19, 2004, or if the 2004 annual meeting of stockholders differs by more than 30 days from the date of the 2003 annual meeting, then a reasonable time before we print and mail the proxy materials for the 2004 annual meeting, for inclusion in the proxy statement and proxy relating to the 2004 annual meeting of stockholders. Any proposal will be subject to our by-laws and 17 C.F.R. §240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934.

      In addition, the proxy solicited by the board of directors for the 2004 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, provided that management receives notice of such proposal no later than November 1, 2004, or if the 2004 annual meeting of stockholders differs by more than 30 days from the date of the 2003 annual meeting, then a reasonable time before we print and mail our proxy materials for the 2004 annual meeting.

AVAILABILITY OF FORM 10-K ANNUAL REPORT
AND FORM 10-Q QUARTERLY REPORT

      A copy of Viragen’s annual report on Form 10-K for the year ended June 30, 2003, has been included with this proxy statement along with a copy of its quarterly report on Form 10-Q for the quarterly period ended September 30, 2003. Both are exclusive of exhibits filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon request to Dennis W. Healey, Chief Financial Officer, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

Appendix A

Charter of Viragen, Inc.’s Audit and Finance Committee of the Board of Directors

Organization

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall meet at least four times per year. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent* of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate* [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise*.

*	As defined by the American Stock Exchange listing standards.

Statement of Policy

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

      The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee is carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	Review and update the Committee’s charter annually.

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•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee is authorized to approve a director of internal audit and review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	Review policies and procedures covering officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent auditors.

•	Review the annual departmental budget prepared by management and make recommendations as indicated to management and the board of directors.

•	Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

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Appendix B

Charter of Viragen, Inc.’s Compensation Committee of the Board of Directors

Purpose

      The Viragen, Inc, (the “Company”) Compensation Committee is appointed by the independent members of the Board to evaluate and make its recommendations regarding (1) compensation of the Company’s executives, (2) equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate and (3) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. The Compensation Committee has overall responsibility for evaluating and recommending to the independent members of the Board executive officer compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies. In addition, the Compensation Committee shall oversee, review and approve all of the Company’s ERISA and other employee benefit plans.

      The Compensation Committee is also responsible for producing and annual report on executive compensation for inclusion in the Company’s proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Committee Membership

      The Compensation Committee shall consist of no fewer than two members. Each member of the Compensation Committee shall (a) satisfy the independence requirements of (i) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all rules and regulations promulgated by the SEC and (ii) the rules imposed by the American Stock Exchange or other marketplace on which the Company’s securities may be listed from time to time (a “Listing”), and (b) meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

      The members of the Compensation Committee shall be appointed by the Board. Compensation Committee members may be replaced by the Board. The Board shall designate one member of the Committee as its Chairperson.

Committee Rules of Procedure

      The Compensation Committee shall meet at least once annually, or more frequently as circumstances dictate. Special meetings may be convened as the Compensation Committee deems necessary or appropriate.

      A majority of the members of the Compensation Committee shall constitute a quorum to transact business. Members of the Compensation Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chairman of the Compensation Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.

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      The affirmative vote of a majority of the members of the Compensation Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or Listing rule, any action required or permitted to be taken at a meeting of the Compensation Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Compensation Committee.

Committee Authority and Responsibilities

Executive Compensation

1.	If a compensation consultant is to assist in the evaluation of director, chief executive officer (“CEO”) or senior executive compensation, the Compensation Committee shall have the sole authority to retain at the expense of the Company and terminate such consultant and shall have sole authority to approve such consultant’s fees and other retention terms.

2.	The Compensation Committee also shall have authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company special legal, accounting, actuarial or other advisors. The Compensation Committee shall have the sole authority to approve such advisors’ fees and other retention terms.

3.	The Compensation Committee annually shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and recommend to the independent members of the Board the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee may consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years and other factors that the Committee deems appropriate in connection with its review.

4.	The Compensation Committee shall interpret, implement, administer, review and recommend to the independent members of the Board all aspects of remuneration of the Company’s executive officers and other key officers, including their participation in incentive-compensation plans and equity-based compensation plans.

5.	The Compensation Committee annually shall review and make its recommendations to the independent members of the Board, for the CEO and all other executive officers of the Company, (a) their annual base salary level, (b) their annual incentive opportunity level, (c) their long-term incentive opportunity level and (d) any special or supplemental benefits. The Compensation Committee also shall review and make its recommendations to the independent members of the Board, for the CEO and all other executive officers of the Company, all executive officer employment agreements, severance arrangements and change in control agreements/provisions.

6.	The Compensation Committee shall not approve or recommend any direct or indirect loan, guarantee or other extension of credit to the CEO or any other director or officer of the Company, except as permitted under SEC and Listing guidelines.

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Non-Employee Director Compensation

7.	If a compensation consultant is to assist in the evaluation of any non-employee director compensation, the Compensation Committee shall have the sole authority to retain at the expense of the Company and terminate such consultant and shall have sole authority to approve such consultant’s fee and other retention terms.

8.	The Compensation Committee shall make recommendations to the Board with respect to the compensation of non-employee directors including their participation in incentive-compensation plans and equity-based compensation plans.

9.	The Compensation Committee shall have the same authority with regard to all aspects of non-employee director compensation as it has been granted with regard to executive compensation, with the ultimate decision regarding the compensation of any non-employee director being subject to the approval of the Board.

Equity-Based Compensation Plans

10.	The Compensation Committee shall develop, if so requested by the Board, and make recommendations to the Board and to the Company’s stockholders (to the extent stockholder approval is required by any applicable law, regulation or Listing rule) for their approval (a) all stock ownership, stock options and other incentive-compensation and equity-based compensation plans of the Company, and all related policies and programs, and (b) all equity-based compensation plans with respect to non-employee directors, and all related policies and programs. The Compensation Committee shall review and approve all stock ownership, stock option and other incentive-compensation and equity-based compensation plans of the Company that are not subject to approval by the Company’s stockholders.

11.	The Compensation Committee shall advise the Board on individual determinations and grant any shares, stock options or other equity-based awards under any equity-based compensation plan, including, without limitation, any stock option plan, other than with respect to non-employee directors.

12.	The Compensation Committee shall monitor compliance by the Company and any recipients of stock, stock options or other equity awards under the Company’s equity-based compensation plans.

Other Responsibilities

13.	The Compensation Committee may form and delegate authority to subcommittees or, to the extent permitted under applicable laws, regulations and Listing rules, to any other independent director, in each case, to the extent the Committee deems necessary or appropriate. The compensation Committee may consult with or obtain input from management, but, except as expressly provided herein, shall nor delegate any of its responsibilities to management.

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14.	The Compensation Committee may designate any member of the Committee to execute documents on its behalf as the Committee deems necessary or appropriate to carry out its responsibilities hereunder.

15.	The Compensation Committee shall report regularly to the Board, but not less frequently than annually.

16.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and the applicable provisions of the Delaware General Corporate Law.

17.	The Compensation Committee annually shall review its own performance.

In addition to the activities described above, the Compensation Committee will perform such other functions as necessary or appropriate in its opinion under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board.

Except as expressly set forth in this Charter, the authority vested in the Compensation Committee shall be in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and all applicable laws, and the resolutions and other directives of the Board.

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Appendix C

Charter of Viragen, Inc.’s Nominating and Governance Committee of the Board of Directors

Purpose

      The Viragen, Inc. Nominating & Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend for selection by the Board the director nominees to stand for election for the next annual meeting of the Company’s shareholders; (2) to recommend to the Board director nominees for each committee of the Board; (3) to oversee the evaluation of the Board and management, and (4) to develop and recommend to the Board a set of Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to the Company.

Committee Membership

      The Nominating & Governance Committee shall consist of no fewer than two members. Each member of the Nominating & Governance Committee shall meet the independence requirements (the “Independence Requirements”) of (a) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all rules and regulations promulgated by the SEC and (b) the rules imposed by the American Stock Exchange or other marketplace on which the company’s securities may be listed from time to time (a “Listing”).

      The members of the Nominating & Governance committee shall be appointed and replaced by the Board. The Board shall designate one member of the Nominating & Governance Committee to serve as the Committee’s Chairperson.

Committee Rules of Procedure

      The Nominating & Governance Committee shall meet at least once annually, or more frequently as circumstances dictate. Special meetings may be convened as the Nominating & Governance Committee deems necessary or appropriate.

      A majority of the members of the Nominating & Governance Committee shall constitute a quorum to transact business. Members of the Nominating & Governance Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chairperson of the Nominating & Governance Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.

      The affirmative vote of a majority of the members of the Nominating & Governance Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or Listing rule, any action required or permitted to be taken at a meeting of the Nominating & Governance Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Nominating & Governance Committee.

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Committee Authority and Responsibilities

Selection of Directors and Committee Members

1.	The Nominating & Governance Committee shall have the sole authority, to the extent the Committee deems necessary or appropriate to carry out its responsibilities, (a) to retain and terminate any search firm used to identify director candidates, and (b) to obtain advice and assistance from, and to retain and terminate, internal or external legal, accounting or other consultants. The Nominating & Governance Committee shall have the sole authority to approve the fees and other retention terms of any such search firm or legal, accounting or other consultants.

2.	The Nominating & Governance Committee shall recommend to the Board for its approval criteria for the selection of new directors and the evaluation and renomination of existing directors. The Nominating & Governance Committee shall comply with such criteria in exercising its responsibilities under this Charter.

3.	The Nominating & Governance Committee shall identify individuals qualified to become Board members and shall consider candidates to fill positions on the Board, including candidates recommended by the Company’s shareholders. The Nominating & Governance Committee shall conduct the appropriate and necessary inquiries (as determined by the Committee) with respect to the backgrounds and qualifications of candidates.

4.	The Nominating & Governance Committee shall recommend to the Board for its selection candidates to fill positions on the Board.

5.	The Nominating & Governance Committee shall recommend to the Board for its selection candidates to fill positions on each committee of the Board.

6.	The Nominating & Governance Committee shall review the independence and other qualifications of Board members, consider questions of possible conflicts of interest between Board members or management and the Company and its subsidiaries, and monitor all other activities of Board members or management that could interfere with such individuals’ duties to the Company.

Evaluation of the Board and Management and the Company’s Corporate Governance Structure

7.	The Nominating & Governance Committee shall oversee the evaluation of the performance of the Board and management. The Nominating & Governance Committee shall receive comments from all directors and report annually to the Board with an evaluation of the Board’s performance. The Nominating & Governance Committee shall discuss the evaluation with the full Board following the end of each fiscal year.

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8.	The Nominating & Governance Committee shall develop and recommend to the Board for its approval a set of Corporate Governance Guidelines applicable to the Company. The Nominating & Governance Committee no less frequently than annually shall review and reassess the adequacy of the Corporate Governance Guidelines an other matters of corporate governance, and recommend any proposed changes to Corporate Governance Guidelines to the Board for its approval.

9.	The Nominating & Governance Committee shall consider all requests for waivers of the Corporate Governance Guidelines. If the Nominating & Governance Committee shall have the sole authority to grant a waiver of the Corporate Governance Guidelines. The Nominating & Governance Committee shall promptly report to the Board its determination whether to grant or deny the waiver.

Other Responsibilities

10.	The Nominating & Governance Committee may form and delegate authority to subcommittees or, to the extent permitted under applicable laws, regulations and Listing rules, to any other independent director or committee comprised entirely of independent directors, in each case, to the extent the Committee deems necessary or appropriate. The management, but, except as expressly provided herein, shall not delegate any of its responsibilities to management.

11.	The Nominating & Governance Committee may designate any member of the Committee to execute documents on its behalf as the Committee deems necessary or appropriate to carry out its responsibilities hereunder.

12.	The Nominating & Governance Committee shall report regularly to the Board, not less frequently than annually.

13.	The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and the applicable provisions of the Delaware General Corporate Law.

14.	The Nominating & Governance Committee annually shall review its own performance.

      In addition to the activities described above, the Nominating & Governance Committee will perform such other functions as necessary or appropriate in its opinion under applicable law, the Company’s certificate of incorporation and by-laws, and the resolutions and other directives of the Board.

      Subject to the Company’s certificate of incorporation and by-laws and all applicable laws, regulations and Listing rules, the authority vested in the Nominating & Governance Committee shall at all times be subordinate and subject to the Company’s certificate of incorporation and by-laws and the resolutions and other directives of the Board.

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—SAMPLE OF PROXY CARD FROM MELLON INVESTOR SERVICES—

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIRAGEN, INC.

     The undersigned hereby appoints Carl N. Singer and Robert C. Salisbury, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Viragen, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held February 11, 2004 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS

1.     To elect four directors to the board of directors, one who will be classified as a class B director and three who will be classified as class C directors, to serve for the term of their designated class and until their successors have been elected and qualified.

Nominees:

01	Carl N. Singer
02	Per-Erik Persson
03	Randolph A. Pohlman
04	C. Richard Stafford

     [   ] FOR all nominees listed

     [   ] WITHHELD for all nominees listed

Withheld for the nominees you list below: (Write that nominee’s name in the space below.)

________________________________________________

2.     To authorize the possible issuance of more than 19.9% of our common stock in a June 2003 financing transaction in which Viragen received gross proceeds of $5,554,122 through the sale of its convertible debentures and common stock purchase warrants to five institutional investors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.     To authorize the issuance of more than 19.9% of our common stock in a September 2003 financing transaction in which Viragen received gross proceeds of $4,775,000 through the sale of its common stock and common stock purchase warrants to eight institutional investors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.     To authorize the issuance of more than 19.9% of our common stock in a December 2003 financing transaction in which Viragen received gross proceeds of $4,550,000 through the sale of its common stock and common stock purchase warrants to six institutional investors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.     To ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending June 30, 2004, to serve at the pleasure of the Board of Directors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Consenting to receive all future annual materials and shareholder communication electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature __________________________________	Signature _______________________________	Date _________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

—

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

     You Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

YOUR VOTE IS IMPORTANT! — YOU CAN VOTE IN ONE OF THREE WAYS:

1.	TO VOTE BY INTERNET:	http://www.eproxy.com/vra/Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

2.	TO VOTE BY TELEPHONE:	1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

3.	VOTE BY MAIL:	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

You can view the Annual Report and Proxy Statement on the internet at
www.viragen.com

THANK YOU FOR VOTING.